UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

MEEMEE MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	Entry Into A Material Definitive Agreement

ITEM 7.01	Regulation FD Disclosure

ITEM 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit 10.1

Exhibit 99.1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2013, MeeMee Media Inc. (the “Company” or “MeeMee”) entered into an agreement (the “Agreement”) with Vida Media, LLC (“Vida”) pursuant to which Vida’s principals, Peter Heumiller and Karl Loriega, became Senior Consultant Executives in MeeMee’s content division and members of MeeMee’s strategy group starting on October 21, 2013 and ending December 31, 2013 (the “Consulting Period”). Vida’s business plan is expected to form the basis of MeeMee’s new video content division. Vida develops entertaining educational video content for the Latin American market.

The Agreement provides that during the Consulting Period, (i) any and all assets and video content developed and created by Vida prior to the Consulting Period shall remain the sole property of Vida; and (ii) any and all market data, market intelligence, business opportunities and business plans developed and created by Vida shall be the sole property of MeeMee.  As and for compensation for the services and to furnish working capital for Vida in connection with its activities on behalf of MeeMee, MeeMee agreed to pay Vida the non-refundable sum of One Hundred Thousand Dollars ($100,000.00) through December 31, 2013, as follows: $10,000.00 within five days of execution of this Agreement, $10,000.00 in each of the three weeks that follow, and $15,000.00 per week thereafter until the sum is paid in full.

The Agreement provides that as promptly as practical after October 21, 2013, MeeMee shall issue One Hundred Thousand (100,000) restricted common shares of MeeMee to each of the two members of Vida. Such shares shall vest immediately and not be subject to forfeiture. In addition, as promptly as practical after October 21, 2013, MeeMee shall issue a warrant to purchase One Hundred Thousand (100,000) restricted common shares of MeeMee to each of the members of Vida. The warrant will have the same exercise price as the lowest exercise price for any share purchase warrants issued by MeeMee in any financing in connection with MeeMee’s planned acquisition of one of Latin America’s leading mobile content companies (the “RTO”) (or if such financing does not occur, at an exercise price to be mutually agreed to by the parties, but in which case at an exercise price that is not higher than the exercise price of any share purchase warrants issued to investors between the date of the Agreement and the date of issuance of the warrants to Vida) and shall have an exercise period of three years from the date of full vesting.

The Agreement also states that MeeMee shall have the right (but not the obligation) to acquire Vida, including the continuing services of its members, if either of the following occurs:

i.          MeeMee completes the RTO by no later than February 15, 2014 and, for purposes of executing the new video content business plan (the “Plan”), is able to provide, immediately available funding for such plan in the amount of One Million Dollars ($1,000,000.00), together with a comittment to provide an additional One Million Dollars of funding in quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000) over the ensuing twelve months, or

ii.         MeeMee is able to provide immediately available funding in the amount of Two Million Dollars ($2,000,000.00) no later than February 15, 2014, for purposes of executing the Plan.

The foregoing description of the Agreement is summary only and is qualified in its entirety by reference to the complete text of the Agreement which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated by reference herein.  The Company has not secured any of the funding or financing described in this Current Report or the Agreement, and has not entered into a definitive agreement for the RTO transaction.  The completion of any funding or financings and the RTO transaction described in this Current Report and the Agreement are subject to the negotiation and execution of definitive agreements, and numerous other conditions, many of which are outside of the control of the Company, and the Company cannot provide any assurances that any funding or financings or the RTO transaction will be completed by February 15, 2014, or at all.

ITEM 7.01        REGULATION FD DISCLOSURE

In connection with entering into the material definitive agreement described in Item 1.01 above, MeeMee Media Inc. issued a press release announcing that it has entered into the Agreement with Vida Media, LLC.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Document Description

10.1	Agreement with Vida Media, LLC dated October 21, 2013

99.1	Press release issued October 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

October 23, 2013

_/s/ MARTIN DOANE_________
Martin Doane
President and Chief Executive Officer